                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

          Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of this 22nd day of January, 1999.


OAKTREE CAPITAL MANAGEMENT, LLC


By:
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Kenneth Liang
Managing Director and General Counsel




OCM PRINCIPAL OPPORTUNITIES FUND, L.P.


By:
----------------------------------------------
Kenneth Liang
Managing Director and General Counsel
of Oaktree Capital Management, LLC,
general partner of OCM Principal Opportunities
Fund, L.P.